As filed with the Securities and Exchange Commission on May 21, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0416232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(510) 360-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Virage Logic Corporation 2002 Equity Incentive Plan, As Amended

(Full title of the plan)

Copies to:

Robert T. Clarkson

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

(650) 739-3939

and

Stephen E. Gillette

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

(650) 739-3939

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,900,322	$9.41	$17,882,030.02	$1,274.99

(1)	Represents additional shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Virage Logic Corporation, a Delaware corporation (the “Registrant”), issuable pursuant to the Virage Logic Corporation 2002 Equity Incentive Plan, As Amended (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan, and any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated solely for purposes of calculating the amount of the registration fee, calculated pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sales prices of the Common Stock on May 20, 2010 as reported on the Nasdaq Global Market.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of increasing the number of shares of Common Stock for which a Registration Statement on Form S-8, relating to the Virage Logic Corporation 2002 Equity Incentive Plan, As Amended (the “Plan”), is effective.

The contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on September 22, 2000 (File No. 333-46422), May 4, 2001 (File No. 333-60268), December 19, 2001 (File No. 333-75496), February 13, 2002 (File No. 333-82702), June 19, 2002 (File No. 333-90770), February 12, 2003 (File No. 333-103151), May 23, 2003 (File No. 333-105542), May 23, 2003 (File No. 333-105545), February 11, 2004 (File No. 333-112709), June 28, 2004 (File No. 333-116907), February 10, 2005 (File No. 333-122715), August 4, 2005 (File No. 333-127207) and May 29, 2008 (File No. 333-151236) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed with the Commission on December 15, 2009;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended December 31, 2009 and March 31, 2010, filed with the Commission on February 9, 2010 and May 10, 2010, respectively; and

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on October 14, 2009, November 2, 2009, November 9, 2009, November 20, 2009, December 7, 2009, February 3, 2010, April 9, 2010, April 27, 2010 and May 5, 2010; and

(d)	The description of Registrant’s Common Stock contained in Registrant’s registration statement on Form S-8, filed May 29, 2008 (File No. 333-151236) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “ Exchange Act ”) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits

See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 21st day of May, 2010.

VIRAGE LOGIC CORPORATION

By:	/s/ BRIAN SEREDA

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name and signature appears below constitutes and appoints J. Daniel McCranie and Brian Sereda, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign,, execute and file with the Commission (or any other governmental or regulatory authority, as necessary) this Registration Statement on Form S-8 of Virage Logic Corporation (including all amendments, including post-effective amendments, to this Registration Statement), and any registration statement filed pursuant to Rule 462(b) of the Securities Act in connection with the securities registered under this Registration Statement, with all exhibits thereto, and other documents required to be filed in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ALEXANDER SHUBAT	President and Chief Executive Officer	May 21, 2010
Alexander Shubat

	Vice President of Finance and	May 21, 2010
Brian Sereda	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ J. DANIEL MCCRANIE	Executive Chairman	May 21, 2010
J. Daniel McCranie

/s/ MICHAEL L. HACKWORTH	Director	May 21, 2010
Michael L. Hackworth

	Director	May 21, 2010
Cathal Phelan

	Director	May 21, 2010
Robert B. Smith

Exhibit Index

Exhibit Number	Description of Exhibit

4.1*	Virage Logic Corporation 2002 Equity Incentive Plan, As Amended

5.1*	Opinion of Jones Day

23.1*	Consent of Burr Pilger Mayer, Inc.

23.3*	Consent of Jones Day (included in Exhibit 5.1)

24.1*	Powers of Attorney (see signature page)

*	Filed herewith.